THE GLENMEDE FUND, INC.
Registration No. 811-5577
FORM N-SAR
Annual Period Ended October 31, 2010

SUB-ITEM 77C:  Submission of matters to a vote of security holders

(a)
Pursuant to a Consent of Sole Shareholder of the Secured Options Portfolio dated June 29, 2010, The Glenmede Trust Company, N.A., as sole shareholder, approved the following matter with regards to the Secured Options Portfolio:  the form, terms and provisions of the Investment Advisory Agreement between The Glenmede Fund, Inc. and Glenmede Investment Management LP.

SUB-ITEM 77I:  Terms of new or amended securities

(b)
The response to sub-item 77I(b) with respect to the Secured Options Portfolio shares is incorporated by reference herein to Registrant’s Post-Effective Amendment No. 50, filed with the Commission on June 30, 2010 (“PEA No. 50”).

SUB-ITEM 77Q1:  Exhibits

(a)(1)	Articles Supplementary to the Articles of Incorporation are incorporated herein by reference to Exhibit (a)(35) in Registrant’s PEA No. 50.

(e)(1)
Investment Advisory Agreement between The Glenmede Fund, Inc. and Glenmede Investment Management LP relating to the Secured Options Portfolio is incorporated herein by reference to Exhibit (d)(32) in Registrant’s PEA No. 50.

PHTRANS/ 950731.1